Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Amendment No. 1 in this Registration Statement (No. 333-278360) on Form S-3 and related Prospectus of Ultralife Corporation of our report dated March 21, 2024 relating to the consolidated financial statements of Ultralife Corporation appearing in the Annual Report on Form 10-K of Ultralife Corporation for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

May 2, 2024